1 18 Q 1 | M AY 2 0 2 2 EARNINGS REPORT Exhibit 99.2

2 18 SAFE HARBOR STATEMENT This presentation contains “forward-looking” statements that are subject to risks and uncertainties that could cause the actual results of Darling Ingredients Inc. (the “Company”) to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could” “combined adjusted EBITDA guidance” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company’s control. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia-Ukraine war; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Q1 - 22 EARNINGS

Q1 - 22 EARNINGS

SUMMARY HIGHLIGHTS

Financial Highlights

- **$330.7 million -** Combined adjusted EBITDA
- **$244.1 million –** Record quarter EBITDA for Global Ingredients
- **$86.6 million, $1.11/gallon EBITDA** - Diamond Green Diesel
- **$17.2 million –** Stock repurchased

Diamond Green Diesel (DGD)

- **750 million gallons** – Estimated 2022 production
- **$1.25/gallon –** 2022 EBITDA guidance
- **DGD 3 –** Accelerating timeline, operational in Q4
- **1.2 billion gallons/debt free** – Projected 2023

Growth Initiatives

- **Valley Proteins (USA)** – Closed May 2
- **FASA Group (Brazil)** – ~$560 million, expected to close by end of 2022
- **Green Energy** – Netherlands and Belgium expansion underway

4 18 Q1-22 EARNINGS Financial Highl ights Darling Financials In millions, except per share Q1-2022 Q1-2021 % variance Net Sales $1,366.3 $1,046.7 30.5% Gross Margin 345.8 273.9 26.2% Gross Margin % 25.3% 26.2% -3.3% Net Income $188.1 $151.8 23.9% EPS Diluted $1.14 $0.90 26.7% Financials In millions Q1-2022 Q1-2021 % variance Feed $178.0 124.4 43.1% Food $57.7 46.4 24.4% Fuel (1) $110.0 128.7 (14.5)% Corporate (15.0) (14.7) (2.0)% Total combined adjusted EBITDA $330.7 $284.8 16.1% 26.2% 26.7% 27.5% 24.5% 25.3% 18% 23% 28% Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Balance Sheet In millions, except per ratio data As of 4/2/2022 As of 1/1/2022 Cash (including restricted) $99.6 $69.1 Revolver availability $1,049.7 $1,285.9 Net working capital $381.4 $291.7 Total debt $1,713.3 $1,463.4 Leverage ratio (1) 1.69x 1.57x Darling Ingredients Quarterly Gross Margin % (1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA

5 18 Q1-22 EARNINGS Financial Highl ights Food 17% Feed 51% Fuel 32% Food Feed Fuel Combined Adjusted EBITDA Q1 2022 % of Total EBITDA by Segment $177 $222 $230 $224 $244 $108 $132 $60 $83 $87 $0 $150 $300 $450 Global Ingredients DGD $284.8 $353.7 $289.6 (In millions) $306.8 Q1-21 Q2-21 Q3-21 Q4-21 Q1-2022 $330.7 (1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA

DARLING INGREDIENTS

Q1 - 22 EARNINGS

Feed Segment

US $ (in millions)	Q1-2022	Q1-2021
Net Sales	$ 879,438	$ 651,444
Cost of sales & operating expenses	645,523	474,581
Gross Margin	$ 233,915	$ 176,863
Gain on sales of assets	(341)	(139)
Selling, general & administrative expenses	56,209	52,620
Depreciation & amortization	54,350	54,609
Segment operating income	$ 123,697	$ 69,773
Equity in net income of other unconsolidated subsidiaries	$ 1,360	$ 612
Segment Income	$ 125,057	$ 70,385
Segment EBITDA	**$ 178,047**	**$ 124,382**
Raw material processed (mmts)*	2.31	2.23

Key Drivers

- Raw materials volumes globally increased 3.6% YOY
- Margins playing catchup with Euro energy and rising prices
- Global meat demand is robust
- Restaurant frequenting improving, UCO volume up
- Petfood volumes growing with strong pricing
- Fat prices continue to escalate (see appendix)
- Protein prices improving versus Q4, but still lower YOY due to container shortage

Feed Segment Sales

Change in Net Sales Three Months Ended	Fats	Proteins	Other Rendering	Total Rendering	Used Cooking Oil	Bakery	Other	Total
Net sales three months ended April 3, 2021	$ 229.0	$ 255.5	$ 43.0	$ 527.5	$ 51.0	$ 63.1	$ 9.8	$ 651.4
Increase in sales volumes	3.7	4.1	-	7.8	4.4	2.9	-	15.1
Increase in finished product prices	138.9	17.1	-	156.0	39.5	12.5	-	208.0
Decrease due to currency exchange rates	(3.2)	(6.5)	(0.4)	(10.1)	-	-	-	(10.1)
Other change	-	-	14.9	14.9	-	-	0.1	15.0
Total change	139.4	14.7	14.5	168.6	43.9	15.4	0.1	228.0
Net sales three months ended April 2, 2022	$ 368.4	$ 270.2	$ 57.5	$ 696.1	$ 94.9	$ 78.5	$ 9.9	$ 879.4

7 18 Q1 - 22 EARNINGS Key Drivers • Hydrolyzed collagen business on plan and rapidly improving • Supply chain disruptions still impacting continental shipments; raw material pricing improving • Improving edible fat prices driven by energy demand • Strong casing sales and improved contribution Food Segment US $ (in millions) Q1-2022 Q1-2021 Net Sales $ 354,814 $ 298,065 Cost of sales & operating expenses 270,312 226,413 Gross Margin $ 84,502 $ 71,652 Loss/(gain) on sales of assets (9) 55 Selling, general & administrative expenses 26,844 25,191 Depreciation & amortization 15,450 14,883 Segment Income $ 42,217 $ 31,523 Segment EBITDA $ 57,667 $ 46,406 Raw material processed (mmts)* 0.28 0.26 76% 15% 9% 2022 % of Sales Breakdown Collagen Edible fats Other products $100 $120 $140 $160 $180 $200 Food Segment Trailing 4Q adjusted EBITDA Trailing 4 Q's

8 18 Q1 - 22 EARNINGS Key Drivers • Escalating energy prices in Europe supporting stronger earnings in our green energy business. • Op de Beeck contributing and under expansion • Successful turnaround completed on DGD 1 • DGD margins adjusting to rapidly rising feedstock prices, volatile heating oil, and lower LCFS credits • DGD Q2 margins on the rebound • DGD 3 operational in Q4 Fuel Segment US $ (in millions) Q1-2022 Q1-2021 Net Sales $ 132,082 $ 97,207 Cost of sales & operating expenses 104,742 71,790 Gross Margin 27,340 25,417 (Gain) Loss on sales of assets (39) 20 Selling, general & administrative expenses 3,920 4,867 Restructuring and asset impairment charges - 778 Depreciation & amortization 6,674 6,155 Equity in net income of Diamond Green Diesel 71,804 102,225 Segment Income $ 88,589 $ 115,822 Segment EBITDA $23,459 $20,530 DGD adjusted EBITDA (Darling's Share) $86,560 $ 108,200 Segment EBITDA (1) $110,019 $ 128,730 Raw material processed (mmts)* 0.34 0.33 $0.15 $0.20 $0.25 $0.30 $0.35 $0.40 $0.45 $0.50 $0.30 $0.80 $1.30 $1.80 Quarterly Avg. Prices D4 RINS & Yellow Grease(3) D4 RIN Qtrly Avg YG Avg Qtrly Price (1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA.

9 18 APPENDIX ADDITIONAL INFORMATION Q1-22 EARNINGS

10 18 Q1-22 EARNINGS Cal i fornia LCFS RIN Value History

11 18 Q1-22 EARNINGS Feed Segment – Historical US$ (in millions) Q1-2021 Q2-2021 Q3-2021 Q4-2021 Total 2021 Q1-2022 Net Sales $ 651.4 $ 771.9 $ 769.6 $ 846.5 $ 3,039.5 $ 879.4 Gross Margin 176.9 215.5 216.0 224.9 833.3 233.9 Gross Margin % 27.1% 27.9% 28.1% 26.6% 27.4% 26.6% Gain on sale of assets (0.1) (0.1) (0.2) (0.1) (0.6) (0.3) SG&A 52.6 55.0 55.0 57.5 220.1 56.2 SG&A Margin % 8.1% 7.1% 7.1% 6.8% 7.2% 6.4% Operating Income 69.8 106.7 107.4 111.0 394.8 123.7 Adj. EBITDA (1) $ 124.4 $ 160.7 $ 161.2 $ 167.5 $ 613.7 $ 178.0 Adj. EBITDA Margin % 19.1% 20.8% 20.9% 19.8% 20.2% 20.2% Raw Material Processed (mmts)* 2.23 2.19 2.22 2.27 8.92 2.31

12 18 Q1-22 EARNINGS Food Segment – Historical US$ (in millions) Q1-2021 Q2-2021 Q3-2021 Q4-2021 Total 2021 Q1 -2022 Net Sales $ 298.1 $ 317.0 $ 311.9 $ 344.7 $ 1,271.6 $ 354.8 Gross Margin 71.7 78.5 70.5 71.7 292.4 84.5 Gross Margin % 24.0% 24.8% 22.6% 20.8% 23.0% 23.8% Loss/(gain) on sale of assets 0.1 (0.0) (0.0) (0.1) (0.1) (0.1) SG&A 25.2 25.5 24.4 22.4 97.6 26.8 SG&A Margin % 8.5% 8.1% 7.8% 6.5% 7.7% 7.6% Operating Income 31.5 37.1 31.2 34.1 134.0 42.2 Adj. EBITDA $ 46.4 $ 53.0 $ 46.1 $ 49.4 $ 194.9 $ 57.7 Adj. EBITDA Margin % 15.6% 16.7% 14.8% 14.3% 15.3% 16.2% Raw Material Processed (mmts)* 0.26 0.27 0.28 0.29 1.11 .28

13 18 Q1-22 EARNINGS F u e l S e g m e n t – H i s t o r i c a l US$ (in millions) Q1-2021 Q2-2021 Q3-2021 Q4-2021 Total 2021 Q1-2022 Net Sales $ 97.2 $ 109.7 $ 104.4 $ 118.9 $ 430.2 $ 132.0 Gross Margin 25.4 26.6 39.8 24.5 116.3 27.3 Gross Margin % 26.1% 24.2% 38.1% 20.6% 27.0% 20.7% Gain on sale of assets 0.0 (0.1) (0.3) (0.0) (0.3) (0.0) SG&A 4.9 4.5 4.5 3.2 17.0 3.9 Restructuring and asset impairment charges 0.8 - - - 0.8 - Depreciation and amortization 6.2 6.7 6.4 6.2 25.4 6.6 Equity in net income of DGD 102.2 125.8 54.0 69.7 351.7 71.8 Operating Income 95.8 141.3 83.2 84.8 405.1 88.6 Base adjusted EBITDA 0.5 22.2 35.6 21.4 79.7 23.4 DGD adjusted EBITDA (Darling's Share) 108.2 132.0 60.0 83.2 383.4 86.6 Combined adjusted EBITDA (1) $ 108.8 $ 154.2 $ 95.6 $ 104.6 $ 483.1 $110.0 Raw Material Processed (mmts) (2) * 0.33 0.31 0.30 0.33 1.28 0.34 (1) Includes Fuel Segment base EBITDA and Darling's share of DGD EBITDA. (2) Excludes feed stock (raw material) processed at the DGD joint venture.

DARLING INGREDIENTS

Q1-22 EARNINGS

Historical Pricing

2022 Finished Product Pricing

Feed Segment Ingredients

2022 Average Jacobsen Prices (USD)

	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Bleachable Fancy Tallow - Chicago Renderer / cwt	$67.00	$72.03	$75.00	$71.39													
Yellow Grease - Illinois / cwt	$45.38	$55.50	$58.00	$53.91													
Used Cooking Oil (UCO) - Illinois / cwt	$59.20	$63.47	$69.00	$63.89													
Meat and Bone Meal - Ruminant --Renderer IL/ ton	$275.50	$291.84	$315.00	$317.20													
Poultry By-Product Meal - Feed Grade - Mid South/ton	$358.38	$362.50	$390.00	$367.03													
Poultry By-Product Meal - Pet Food - Mid South/ton	$759.38	$764.47	$725.00	$761.69													

2022 Vegetable Oils Pricing

Competing ingredient for Feed Segment fats & biofuel feedstock

2022 Average Jacobsen Prices (USD)

	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Soybean Oil (crude/de-gummed) - Central Illinois / cwt	$64.42	$69.42	$75.20	$69.68													
Soybean Oil (RBD) - Central Illinois / cwt	$75.57	$79.70	$88.20	$81.16													
Distiller's Corn Oil - IL/WI cwt	$64.76	$79.00	$76.00	$73.25													

2022 Cash Corn Pricing

Competing Ingredient for Bakery Feeds and Fats

Average Wall Street Journal Prices (USD)

	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Corn - Track Central IL #2 Yellow / bushel	$6.00	$6.33	$7.28	$6.90													

2022 European Benchmark Pricing

Palm Oil - Competing ingredient for edible fats in Food Segment

Soy meal - Competing ingredient for protein meals in Feed Segment

Average Thomson Reuters Prices (USD)

	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Palm oil - CIF Rotterdam / metric ton	$1,342	$1,502	$1,820	$1,555													
Soy meal - CIF Rotterdam / metric ton	$535	$576	$617	$576													

Comparison

	QTR. over QTR. (Sequential) Q4-2021 Avg.	Q1-2022 Avg.	% Change	*Year over Year (Q1)* Q1-2021 Avg.	Q1-2022 Avg.	% Change
Average Jacobsen Prices (USD)						
Bleachable Fancy Tallow - Chicago Renderer / cwt	$66.15	$71.39	7.9%	$46.42	$71.39	53.8%
Yellow Grease - Illinois / cwt	$44.30	$53.91	21.7%	$34.45	$53.91	56.5%
Used Cooking Oil (UCO) - Illinois / cwt	$55.31	$63.89	15.5%	$47.18	$63.89	35.4%
Meat and Bone Meal - Ruminant - Illinois / ton	$261.79	$317.20	21.2%	$386.97	$317.20	-18.0%
Poultry By-Product Meal - Feed Grade - Mid South / ton	$335.07	$367.03	9.5%	$357.79	$367.03	2.6%
Poultry By-Product Meal - Pet Food - Mid South / ton	$650.25	$761.69	17.1%	$845.08	$761.69	-9.9%
Soybean Oil (crude/de-gummed) - Central Illinois / cwt	$63.48	$69.68	9.8%	$30.08	$69.68	131.6%
Soybean Oil (RBD) - Central Illinois / cwt	$76.69	$81.16	5.8%	$33.23	$81.16	144.2%
Distiller's Corn Oil - IL/WI per cwt	$57.77	$73.25	26.8%	$26.93	$73.25	172.0%
Average Wall Street Journal Prices (USD)						
Corn - Track Central IL #2 Yellow / bushel	$5.84	$6.90	18.2%	$5.27	$6.90	30.9%
Average Thomson Reuters Prices (USD)						
Palm oil - CIF Rotterdam / metric ton	$1,349	$1,555	15.3%	$1,084	$1,555	43.5%
Soy meal - CIF Rotterdam / metric ton	$466	$576	23.6%	$535	$576	7.7%

14 18

15 18 Q1-22 EARNINGS Adjusted EBITDA Adjusted EBITDA April 2, April 3, (U.S. dollars in thousands) 2022 2021 Net income attributable to Darling 188,053$ 151,766$ Depreciation and amortization 79,246 78,534 Interest expense 15,603 16,428 Income tax expense 26,083 28,708 Restructuring and asset impairment charges - 778 Acquisition and integration costs 3,773 - Foreign currency loss 1,100 410 Other expense, net 742 1,159 Equity in net income of Diamond Green Diesel (71,804) (102,225) Equity in net income of other unconsolidated subsidiaries (1,360) (612) Net income attributable to noncontrolling interests 2,678 1,652 Adjusted EBITDA (Non-GAAP) 244,114$ 176,598$ Foreign currency exchange impact 7,227 (1) Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP) 251,341$ 176,598$ DGD Joint Venture Adjusted EBITDA (Darling's Share) 86,560$ 108,200$ Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA 330,674$ 284,798$ (1) The average rate assumption used in this calculation was the actual fiscal average rate for the three months ended April 2, 2022 of €1.00:USD$1.12 and CAD$1.00:USD$0.79, as compared to the average rate for the three months ended Aoril 3, 2021 of €1.00:USD$1.20 and CAD$1.00:USD$0.79, respectively. Three Months Ended

16 18 BMO Farm to Market Conference May 19 – New York Evercore Clean Energy & Transition Technologies Conference June 14-15 – New York EVENT CALENDAR Q1 – 22 Earnings Roth Capital Partners London Conference June 21-22 – New York Cowen Next Gen Fuel Summit June 16– Virtual

17 18 Non-U.S. GAAP Measures Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, restructuring, acquisition and integration costs, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.25% Notes and 3.625% Notes that were outstanding on April 2, 2022. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization. Q1 – 22 EARNINGS

18 18 Q 1 | M AY 2 0 2 2 EARNINGS REPORT